                                                                    EXHIBIT 99.2




FOR IMMEDIATE RELEASE             CONTACT:

                                  INVESTOR RELATIONS:
                                  Amy Carpi
                                  amy.carpi@jetblue.com
                                  Ph: 203 656-7651

                                  CORPORATE COMMUNICATIONS:
                                  Gareth Edmonson-Jones
                                  gareth.edmondson-jones@jetblue.com
                                  Ph: 718 709-3089




               JETBLUE ANNOUNCES PRICING OF COMMON STOCK OFFERING

NEW YORK, NY (JULY 11, 2003) - JetBlue Airways Corporation (Nasdaq: JBLU) today announced that it has priced its public offering of 2,600,000 shares of newly issued common stock at $42.50 per share, generating gross proceeds of $110.5 million. JetBlue has granted the underwriters the option to purchase up to an additional 390,000 shares of common stock to cover over-allotments, if any, which would generate additional gross proceeds of $16.6 million if exercised in full.

JetBlue anticipates using the net proceeds from this offering to fund working capital and capital expenditures, including capital expenditures related to the purchase of aircraft and construction of facilities on or near airports.

Morgan Stanley is the sole bookrunning manager on this transaction, with Raymond James & Associates, Inc. acting as the co-lead manager and Blaylock & Partners, L.P. as co-manager. A copy of the final prospectus may be obtained from the offices of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

JetBlue is a low-fare, low-cost passenger airline, which provides high-quality customer service. JetBlue operates a fleet of 45 new Airbus A320 aircraft and is scheduled to place into service another eight A320s by the end of 2003. The airline recently placed an order for 100 EMBRAER 190 aircraft with options for an additional 100. The first EMBRAER 190 is scheduled to be delivered in mid 2005. All JetBlue aircraft feature roomy all-leather seats each equipped with free live satellite television, offering up to 24 channels of DIRECTV(R) Programming at every seat.**

From its base at New York City's John F. Kennedy International Airport, JetBlue flies to: Fort Lauderdale, Fort Myers, Orlando, Tampa and West Palm Beach, FL; Buffalo, Rochester and Syracuse, NY; Long Beach, Oakland, Ontario, and San Diego, CA; Burlington, VT; Denver, CO; Las Vegas, NV; New Orleans, LA; Salt Lake City, UT; San Juan, Puerto Rico; and Seattle, WA. From Washington DC, the airline serves Fort Lauderdale, FL, and Long Beach and Oakland, CA. From Long Beach, CA, the airline serves Atlanta, GA, Oakland, CA, Las Vegas, NV, Ft. Lauderdale, FL and Salt Lake City, UT.

With JetBlue, all seats are assigned, all travel is ticketless, all fares are one-way, and a Saturday night stay is never required. For more information, schedules and fares, please visit www.jetblue.com or call JetBlue reservations at 1-800-JETBLUE (538-2583). This press release, as well as past press releases, can be found on www.jetblue.com.

                                      # # #

** DIRECTV(R) service is not available on flights between New York City and San Juan, Puerto Rico.



THIS PRESS RELEASE CONTAINS STATEMENTS OF A FORWARD-LOOKING NATURE WHICH REPRESENT OUR MANAGEMENT'S BELIEFS AND ASSUMPTIONS CONCERNING FUTURE EVENTS. FORWARD-LOOKING STATEMENTS INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS AND ARE BASED ON INFORMATION CURRENTLY AVAILABLE TO US. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN THE FORWARD LOOKING STATEMENTS DUE TO MANY FACTORS, INCLUDING WITHOUT LIMITATION, POTENTIAL HOSTILITIES IN THE MIDDLE EAST OR OTHER REGIONS, OUR ABILITY TO IMPLEMENT OUR GROWTH STRATEGY AND OUR DEPENDENCE ON THE NEW YORK MARKET, OUR FIXED OBLIGATIONS AND OUR LIMITED OPERATING HISTORY, SEASONAL FLUCTUATIONS IN OUR OPERATING RESULTS, INCREASES IN MAINTENANCE COSTS, FUEL PRICES AND INTEREST RATES, OUR COMPETITIVE ENVIRONMENT, OUR RELIANCE ON SOLE SUPPLIERS, GOVERNMENT REGULATION, OUR FAILURE TO PROPERLY INTEGRATE LIVETV OR ENFORCE ITS PATENTS, OUR ABILITY TO HIRE QUALIFIED PERSONNEL, THE LOSS OF KEY PERSONNEL AND POTENTIAL PROBLEMS WITH OUR WORKFORCE INCLUDING WORK STOPPAGES, AND CONTINUING CHANGES IN THE AIRLINE INDUSTRY FOLLOWING THE SEPTEMBER 11TH TERRORIST ATTACKS AND THE INCREASED RISK OF FUTURE ATTACKS, AS WELL AS POTENTIAL RISKS WITH RESPECT TO, DELIVERY, PLACING INTO SERVICE AND INTEGRATION INTO OUR OPERATIONS OF THE EMBRAER 190 AIRCRAFT. ADDITIONAL INFORMATION CONCERNING THESE AND OTHER FACTORS IS CONTAINED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS, INCLUDING BUT NOT LIMITED TO, THE COMPANY'S 2002 ANNUAL REPORT ON FORM 10-K. WE UNDERTAKE NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE OF THIS RELEASE.